Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333- 274918 and 333-266101 on Form F-3 of our reports dated May 9, 2025 relating to the financial statements of Polestar Automotive Holding UK PLC and the effectiveness of Polestar Automotive Holding UK PLC’s internal control over financial reporting, appearing in the Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte AB

Gothenburg, Sweden

June 19, 2025